Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-148206 on Form S-8 of our report dated June 24, 2021, which appears in this annual report on Form 11-K of the Aqua America, Inc. 401(k) Plan for the year ended December 31, 2020.

/s/ Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania

June 24, 2021